Ex. 23.1

                                    CONSENT


TO:  The Securities and Exchange Commission
     Washington, D.C. 20549

RE:  Norrlanska Kross, Inc.

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Norrlanska Kross, Inc. on Form SB-2 of our report dated January 27, 2001, appearing in the prospectus, which is part of this Registraiton Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/  Cordovano and Harvey, P.C.

Cordovano and Harvey, P.C.
Denver, Colorado

April 18, 2001